EXHIBIT 99.8

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Master Servicer

and

PRUDENTIAL ASSET RESOURCES, INC.,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of March 1, 2013

WFRBS Commercial Mortgage Trust 2013-C12
Commercial Mortgage Pass-Through Certificates
Series 2013-C12

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TABLE OF CONTENTS
(continued)

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This is a Primary Servicing Agreement (the “Agreement”), dated as of March 1, 2013, by and between PRUDENTIAL ASSET RESOURCES, INC., having an office at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

WITNESSETH:

WHEREAS, Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Rialto Capital Advisors, LLC, as general special servicer (the “Special Servicer”), NCB, FSB, as NCB master servicer, NCB, FSB, as Co-op special servicer, Pentalpha Surveillance LLC, as trust advisor (the “Trust Advisor”), Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian (the “Certificate Administrator”), U.S. Bank National Association, as trustee (the “Trustee”) and the Master Servicer, as general master servicer, have entered into that certain Pooling and Servicing Agreement dated as of March 1, 2013, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee;

WHEREAS, Section 3.22 of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this agreement with the Primary Servicer whereby the Primary Servicer shall service certain of such mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Additional Primary Servicing Compensation” shall have the meaning set forth in Section 3.01(c)(21) of this Agreement.

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Minor Modification” shall mean any action described in Section 3.20(f) of the Pooling and Servicing Agreement which the Master Servicer is authorized under such section to take without the consent of the Special Servicer.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning set forth in Section 3.01(c)(10) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(26) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or Reserve Funds or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(20) and (21) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(20) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

“Top 10 Loan” shall mean, at any time of determination, any Mortgage Loan that is one of the ten largest Mortgage Loans (as defined in the Pooling and Servicing Agreement) then in the Trust.  As of the Closing Date, no Mortgage Loan is a Top 10 Loan.  The Master Servicer shall notify the Primary Servicer of any Mortgage Loan that becomes a Top 10 Loan after the date hereof.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01   Contract for Servicing; Possession of Mortgage Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any Servicing File or any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. Within twenty (20) days following the Closing Date, the Primary Servicer shall provide to the Master Servicer a copy of each letter of credit held by the Primary Servicer.  During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.

Section 2.02   Notice of Breach of Representations and Warranties.

Following receipt of the applicable Mortgage Loan Purchase Agreement, the Master Servicer shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the Primary Servicer, and the Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers (without implying that the Primary Servicer has a duty to make or attempt to make such discovery) a Document Defect or discovers (without implying that the Primary Servicer has a duty to make or attempt to make such discovery) or receives notice of a Breach or receives a Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, in each case with respect to a Mortgage Loan.  The Primary Servicer shall also provide to the Master Servicer (a) a copy of any such Repurchase Communication received in writing and (b) such other information in its possession reasonably requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under Section 2.03(g) of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01  Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Rule 17g-5 Information Provider, the Underwriters, the Trust Advisor, the Subordinate Class Representative, the Rating Agencies, the Certificateholders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.21 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans), and (D) render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as and to the extent as may be specifically provided for herein with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans) to the extent such provisions of the Pooling and Servicing Agreement are incorporated herein pursuant to Section 3.01(c) of this Agreement, and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for therein and as reasonably requested by the Master Servicer under Section 3.01(c) of this Agreement.  All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Mortgage Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Rule 17g-5 Information Provider, the Underwriters, the Trust Advisor, the Subordinate Class Representative, the Rating Agencies, the Certificateholders, the Special Servicer and the General Special Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer or the General Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, and (iii) references to the Mortgage Loans, as defined in the

Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii) and (iii) of this sentence shall be referred to herein as the “References Modification”).  In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement.

Without limiting the generality of the foregoing, with respect to any requirement in an Incorporated Section for the Master Servicer to provide notices or documents to, or otherwise communicate with, any other party to the Pooling and Servicing Agreement, it is the intent of the parties hereto that, except as required by Article XI of the Pooling and Servicing Agreement as incorporated herein, the Primary Servicer provide such notices or documents to, or otherwise communicate with, the Master Servicer, and the Master Servicer provide such notices or documents to, or otherwise communicate with, the other party or parties to the Pooling and Servicing Agreement.

The Primary Servicer shall have no duties or obligations with respect to any Serviced Pari Passu Companion Loan.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)                Sections 1.03 and 1.04.  The determination as to the application of amounts collected in respect of any Mortgage Loan, in the absence of express provisions in the related Mortgage Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)                Section 2.01(g). Section 2.01(g) of the Pooling and Servicing Agreement shall be incorporated herein only to the extent that such Section 2.01(g) of the Pooling and Servicing Agreement pertains to one or more Mortgage Loans.

(3)                Section 2.05.  Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and the Primary Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Primary Servicer’s ability to perform its obligations hereunder in accordance with the terms of this Agreement.”  The Primary Servicer is authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

(4)                Section 3.01.  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending in June of 2013, within thirty (30) days of the end of such quarter the information on each Mortgage Loan and related accounts as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(35) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC Financing Statements in favor of the originator of each Mortgage Loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.  Section 3.01(b)(ii) (as it relates to defeasance) of the Pooling and Servicing Agreement is not incorporated herein.

(5)                Section 3.02.  The Primary Servicer may not waive charges that the Master Servicer is permitted to waive under Section 3.02(a) of the Pooling and Servicing Agreement without the consent of the Master Servicer, except that the Primary Servicer may, without the consent of the Master Servicer, waive that portion of such charges that would constitute Additional Primary Servicing Compensation.

(6)                Section 3.03(a). The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) Business Days after the Closing Date and thereafter to the Master Servicer upon any transfer of any Servicing Account.

(7)                Section 3.03(b).  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in June of 2013, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(35) of this Agreement.

(8)                Section 3.03(c).  The Primary Servicer shall not be obligated to make any Servicing Advances, except as described in the following sentence. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, however, that, with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such Servicing Advance, the Primary Servicer shall make such Servicing Advance and the Master Servicer shall reimburse the Primary Servicer for such Servicing Advance within five (5) Business Days of receipt of written request therefore and interest thereon at the Reimbursement Rate without regard to the Master Servicer’s determination of recoverability. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(9)                Section 3.03(d), (e), (f) and (g).  The creation of any Reserve Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) Business Days after the Closing Date and thereafter to the Master Servicer upon any transfer of the Reserve Account.

(10)                Section 3.04(a). The Primary Servicer shall establish a Collection Account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account.  Notwithstanding the fourth paragraph of Section 3.04(a), the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all Additional Master Servicing Compensation and Additional Special Servicing Compensation collected by the Primary Servicer to the extent not constituting Additional Primary Servicing Compensation, including, without limitation, all defeasance fees.  Any amounts of Additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer.  For purposes of the last paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(11)                Section 3.04(b).  References to the Distribution Account shall be references to the Collection Account, references to the Master Servicer Remittance Date shall be references to the Primary Servicer Remittance Date and references to the Master Servicer Remittance Amount shall be references to the Primary Servicer Remittance Amount; provided, that the Primary Servicer shall have no obligation to deliver P&I Advances.  Each remittance required to be made to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer and shall be made by 3:00 p.m. Charlotte, North Carolina time on such date.  Each month, by 2:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any Primary Servicer Remittance Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount for such date. Each month by 2:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any amounts which constitute delinquent payments on any Mortgage Loan and any Default Charges, the Primary Servicer shall forward to the Master Servicer by wire transfer all such amounts collected by the Primary Servicer (except for that portion, if any, of such Default Charges that constitute Additional Primary Servicing Compensation) and not previously remitted to the Master Servicer.  Section 3.01(c)(35) of this Agreement sets forth certain reporting requirements with respect to such remittances.  If any check or other form of payment received by the Primary Servicer with respect to a Mortgage Loan is returned for insufficient funds and the Primary Servicer has previously remitted cash in the amount of such payment to the Master Servicer, the Master Servicer shall reimburse the Primary Servicer for such amount within five (5) Business Days after the Master Servicer receives notification from the Primary Servicer of such insufficient funds along with interest at the Reimbursement Rate.

(12)                Section 3.05 is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)                  to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 3.01(c)(11) of this Agreement;

(ii)                 to pay itself earned and unpaid Primary Servicing Fees, with respect to the Mortgage Loans and/or any successor REO Mortgage Loans in respect thereof, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any such Mortgage Loan or REO Mortgage Loan being limited to amounts on deposit in the Primary Servicer Collection Account that are received and allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be, and, following a Liquidation Event in respect of any Mortgage Loan and/or any successor REO Mortgage Loan in respect thereof, to pay to itself, from general collections on the Mortgage Loans on deposit in the Primary Servicer Collection Account, any unpaid Primary Servicing Fees in respect of such Mortgage Loan and/or successor REO Mortgage Loan;

(iii)                to pay itself, as additional servicing compensation in accordance with Section 3.11(b) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(13) of this Agreement, but only to the extent of the Net Investment Earnings, if any, with respect to the Primary Servicer Collection Account for any Collection Period;

(iv)                to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement;

(v)                 to remove any amounts deposited in the Primary Servicer Collection Account in error;

(vi)                to pay itself, any amounts payable pursuant to Section 6.03, of the Pooling and Servicing Agreement, but only to the extent allowed by the Pooling and Servicing Agreement and Section 3.03 of this Agreement; and

(vii)               to reimburse itself, for any unreimbursed Servicing Advance made pursuant to Section 3.01(c)(8) of this Agreement, if not reimbursed by the Master Servicer within the time required by Section 3.01(c)(8) of this Agreement;

All withdrawals from the Primary Servicer Collection Account shall be subject to the application and requirements of the second paragraph of Section 3.05(a)(I) of the Pooling and Servicing Agreement.  The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Primary Servicer Collection Account pursuant to clauses (ii) and (iii) above.

(13)                Section 3.06 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account, any Servicing Account and/or any Reserve Account on the same terms as the Master Servicer may invest funds in the Collection Account, any Servicing Account and/or Reserve Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Primary Servicer Collection Account, a Servicing Account and/or Reserve Account shall be made in the name of the Trustee (in its capacity as such); and (B) the Primary Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall (i) be the “entitlement holder” of any Permitted Investment that is a “security entitlement” and (ii) maintain “control” of any Permitted Investment that is either a “certificated security” or an “uncertificated security”.  For purposes of this Section 3.01(c)(13), the terms “entitlement holder”, “security entitlement”, “control”, “certificated security” and “uncertificated security” shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and “control” of any Permitted Investment by the Primary Servicer shall constitute “control” by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC.

(14)                Section 3.07(a) and (b). References to the Collection Account shall be references to the Primary Servicer Collection Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer (or the Primary Servicer) as loss payee.  Within forty-five (45) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit H attached hereto.  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis starting for the quarter ending in June of 2013, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(35) of this Agreement.  The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts.  The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.07 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith.  The Master Servicer shall notify the Primary Servicer of such determination.

(15)                Section 3.07(c). References to the Collection Account shall be references to the Primary Servicer Collection Account.

(16)                Section 3.07(d) and (e).  The Primary Servicer shall provide a certificate of insurance to the Master Servicer evidencing fidelity bond and insurance coverage required hereunder on or before March 31 of each year, beginning March 31, 2013.  Each of such fidelity bond and errors and omissions insurance shall provide that it may not be canceled without ten (10) days’ prior written notice to the Master Servicer.  The Primary Servicer may self insure for the fidelity bond and errors omission insurance required under this Section 3.01(c)(16) under the terms and conditions applicable to the Master Servicer under Section 3.07(d) of the Pooling and Servicing Agreement.

(17)                Section 3.08.  The Primary Servicer will not permit or consent to any assumption, transfer or other action contemplated by Section 3.08 without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.08.  The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer.  If the Master Servicer consents to any such assumption, transfer or other action, the Primary Servicer shall close such transaction in compliance with all requirements and conditions of Section 3.08.

(18)                Section 3.09. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.09 (other than Section 3.09(g)) of the Pooling and Servicing Agreement.

(19)                Section 3.10(a) and (b). The references to the Collection Account in Section 3.10(a) of the Pooling and Servicing Agreement shall be references to the Primary Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account.

(20)                Section 3.11(a).  References to the Master Servicing Fee shall be references to the Primary Servicing Fee and references to the Master Servicing Fee Rate shall be references to the Primary Servicing Fee Rate.  The second paragraph of Section 3.11(a) is not incorporated herein.

(21)                Section 3.11(b) is not incorporated herein.  The Primary Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, “Additional Primary Servicing Compensation”):

(i)                   0% of defeasance fees;

(ii)                 (A)  50% of that portion of Modification Fees to which the Master Servicer is entitled under Section 3.11(b)(ii) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with any matters performed by the Primary Servicer pursuant to Section 3.01(c)(29) of this Agreement with respect to which the consent of the Master Servicer is required hereunder, and (B) 100% of that portion of Modification Fees to which the Master Servicer is entitled under Section 3.11(b)(ii) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(29) of this Agreement with respect to which the consent of the Master Servicer is not required hereunder;

(iii)                50% of that portion of Assumption Fees to which the Master Servicer is entitled under Section 3.11(b)(iii) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement;

(iv)                100% of Assumption Application Fees to which the Master Servicer is entitled under Section 3.11(b)(iv) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement;

(v)                 50% of that portion of consent fees to which the Master Servicer is entitled under Section 3.11(b)(v) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(29) of this Agreement;

(vi)                any and all amounts to which the Master Servicer is entitled under Section 3.11(b)(vi) of the Pooling and Servicing Agreement collected by the Primary Servicer for checks returned for insufficient funds on Mortgage Loans;

(vii)               100% of charges for beneficiary statements or demands to which the Master Servicer is entitled under Section 3.11(b)(vii) of the Pooling and Servicing Agreement actually paid by the Borrowers under the Performing Mortgage Loans;

(viii)              50% of that portion of other loan processing fees to which the Master Servicer is entitled under Section 3.11(b)(viii) of the Pooling and Servicing Agreement actually paid by the Borrowers under the Performing Mortgage Loans;

(ix)                100% of that portion of any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans to which the Master Servicer is entitled under Section 3.11(b)(ix) of the Pooling and Servicing Agreement and not required by Section 3.19(c) of the Pooling and Servicing Agreement to cover Prepayment Interest Shortfalls with respect to Mortgage Loans (as defined in the Pooling and Servicing Agreement);

(x)                 100% of interest or other income earned on deposits in the Primary Servicer Collection Account and any Servicing Account or Reserve Account maintained by the Primary Servicer, in accordance with Section 3.01(c)(13) of this Agreement (but only to the extent of the Net Investment Earnings, if any, with respect to any such account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage Loan); and

(xi)                 50% of that portion of Net Default Interest to which the Master Servicer is entitled under Section 3.11(b)(xi) of the Pooling and Servicing Agreement.

The Primary Servicer shall remit to the Master Servicer all Additional Master Servicing Compensation and Additional Special Servicing Compensation collected by the Primary Servicer to the extent not constituting Additional Primary Servicing Compensation, including, without limitation, all defeasance fees.

(22)                Section 3.11(c), (d) and (e).  References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.11(d) of the Pooling and Servicing Agreement.  Any such fees referred to in Section 3.11(d) of the Pooling and Servicing Agreement recovered by the Primary Servicer shall be paid by the Primary Servicer to the Master Servicer for distribution in accordance with the Pooling and Servicing Agreement.

(23)                Section 3.12. The Primary Servicer shall promptly (but in no event later than thirty (30) days after the related inspection or receipt of the inspection report, which ever is later, or collection, as applicable) forward to the Master Servicer a copy of all inspection reports prepared by the Primary Servicer and all operating statements, budgets and rent rolls collected by the Primary Servicer.  The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement.

(24)                [Reserved].

(25)                Section 3.15(a) and (b).  Access provided by the Primary Servicer pursuant to this Section 3.15 shall only be provided to the Master Servicer.

(26)                Section 3.19(a), (c) and (e).  With respect to Section 3.19(a), only the last paragraph thereof is incorporated herein.  On each Primary Servicer Remittance Date, the Primary Servicer shall deposit into the Primary Servicer Collection Account as part of the Primary Servicer Remittance Amount, the Prepayment Interest Shortfall set forth in Section 3.19(c) of the Pooling and Servicing Agreement to the extent resulting from Principal Prepayments on the Mortgage Loans and to the extent that the Master Servicer is required to remit such amounts under Section 3.19(c) of the Pooling and Servicing Agreement, and except that references to Master Servicing Fees in Section 3.19(c) of the Pooling and Servicing Agreement shall be references to Primary Servicing Fees.

(27)                Section 3.19(d) is not incorporated.  The Primary Servicer shall promptly forward all requests for defeasance to the Master Servicer.  The Master Servicer will deal directly with the Borrower in connection with any defeasance.

(28)                [Reserved].

(29)                Section 3.20.  Except for Minor Modifications on Mortgage Loans that are not Top 10 Loans, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.20 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.20 of the Pooling and Servicing Agreement.  The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and/or the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer and/or the Rating Agencies.  If the Master Servicer consents to any such modification, extension, waiver, consent or other action, the Primary Servicer shall close such transaction.  When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto.  The Primary Servicer may make any Minor Modification on a Mortgage Loan that is not a Top 10 Loan without the prior written consent of the Master Servicer; provided that such Minor Modification is done in accordance with the standards and restrictions applicable to the Master Servicer under the Pooling and Servicing Agreement; provided, further, that, promptly following the closing or conclusion of such Minor Modification, the Primary Servicer shall notify the Master Servicer and provide copies of all related documentation.  With respect to Section 3.20(h) of the Pooling and Servicing Agreement and the Mortgage Loans serviced hereunder, the Primary Servicer shall inform the lessor that any notices of default under the related Ground Lease or Space Lease should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.  The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.  Section 3.20(g) of the Pooling and Servicing Agreement is not incorporated herein.

(30)                Section 3.21(a) and (d).  The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan.  The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.  The Master Servicer shall promptly notify the Primary Servicer of any determination by the Master Servicer that a Servicing Transfer Event with respect to a Mortgage Loan has occurred.  Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan shall resume.

(31)                Section 3.21(c) is not incorporated herein.  The Primary Servicer shall continue to process payments and maintain ongoing payment records with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan or an REO Property and shall timely provide to the Master Servicer any information required by it or the Special Servicer to perform their respective duties under the Pooling and Servicing Agreement.  Pursuant to Section 3.01(c)(20) of this Agreement, the Primary Servicer shall be entitled to receive the Primary Servicing Fee for so long as the Master Servicer receives its fee, with respect to each Specially Serviced Mortgage Loan.

(32)                Section 3.22.  References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.22 of the Pooling and Servicing Agreement.  Each provision of Section 3.22 of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof to the extent applicable to a Designated Sub-Servicer or Designated Sub-Servicing Agreement.  The Primary Servicer may enter into Sub-Servicing Agreements in connection with the Mortgage Loans; provided that each such Sub-Servicing Agreement and Sub-Servicer shall satisfy all requirements and conditions under Section 3.22 of the Pooling and Servicing Agreement applicable to a Sub-Servicing Agreement entered into, and Sub-Servicer retained by, the Master Servicer.  Without limiting the foregoing, (i) such Sub-Servicing Agreement  must be consistent with this Agreement and the Pooling and Servicing Agreement in all material respects; (ii) such Sub-Servicing Agreement must provide that if the Primary Servicer shall for any reason no longer act in such capacity hereunder, the Master Servicer or its designee or any other successor to the Master Servicer may either assume or terminate such Sub-Servicing Agreement without any termination fee; (iii) such Sub-Servicing Agreement may not be binding on the Master Servicer or successor (unless assumed as contemplated by clause (ii) above) or the Trust; (iv) the Primary Servicer shall deliver to the Master Servicer copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents, (v) as part of its servicing activities hereunder, the Primary Servicer, for the benefit of the Master Servicer shall (at no expense to the Master Servicer) monitor the performance and enforce the obligations of the Sub-Servicer under such Sub-Servicing Agreement; (vi) such Sub-Servicing Agreement prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer and, further, prohibits the Sub-Servicer from taking any action that the Primary Servicer would be prohibited from taking hereunder; (vii) the Primary Servicer shall each remain obligated and liable to the Master Servicer for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible; (viii) the Primary Servicer shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds (or from funds otherwise then payable to it hereunder); and (ix) such Sub-Servicing Agreement requires the Sub-Servicer to comply with any applicable Regulation AB requirements under the Pooling and Servicing Agreement.  Subject to Section 3.22 of the Pooling and Servicing Agreement, the Primary Servicer may delegate certain ministerial duties hereunder (such as inspections or financial statement reviews) to contractors; provided that (a) the Primary Servicer shall remain responsible for the actions of such third-party contractors as if it were alone performing such actions and shall pay all fees and expenses of such third-party contractors; (b) such appointment imposes no additional duty on the Master Servicer; and (c) the subject contractor (if it would be a Servicing Function Participant) is not a Prohibited Party at the time of such appointment unless (in the case of this clause (c)) the appointment of such contractor has been expressly approved by the Depositor.  The Primary Servicer shall not modify any Mortgage Loan or commence any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer, and the Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement.

(33)                Section 3.27 is not incorporated herein.  Notwithstanding any provision herein to the contrary, the Primary Servicer shall not make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer.  The Primary Servicer shall not orally communicate with any Rating Agency regarding any of the Mortgage Loan Documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Borrowers or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement.  The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the

Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(a)(33) and Section 3.27 of the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, statement, request for Rating Agency Confirmation or other information restricted by Section 3.27 of the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement.  To the extent that the Master Servicer is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the Primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide to the Master Servicer the information reasonably requested by the Master Servicer and necessary for the Master Servicer to fulfill such obligations.

None of the foregoing restrictions in this Section 3.01(c)(33) prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and a Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to either Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Primary Servicer in writing that such information has already been provided to the Rule 17g-5 Information Provider and has been uploaded on to the Rule 17g-5 Information Provider’s Website.

(34)                Section 3.32 is not incorporated herein.  The Primary Servicer shall not initiate or become involved in any claim or litigation that falls within the scope of Litigation Control.  Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, the Primary Servicer shall promptly provide written notice thereof to the Master Servicer.  Notwithstanding the foregoing, (i) if any action, suit, litigation or proceeding names the Primary Servicer in its individual capacity, or if any judgment is rendered against the Primary Servicer in its individual capacity, the Primary Servicer, upon prior written notice to the Master Servicer, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to direct, manage or prosecute such litigation or claim if a party to the Pooling and Servicing Agreement is entitled to direct, manage or prosecute such claim or litigation); (ii) in any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Borrower under the related loan documents or otherwise relating to the Servicing of a Mortgage Loan, the Primary Servicer shall not, without the prior written consent of the Trustee or the Certificate Administrator, as applicable, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee or the Certificate Administrator, whether in such capacity or individually, (B) engage counsel to represent the Trustee or the Certificate Administrator, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee or the Certificate Administrator to be registered to do business in any state; and (iii) if any court finds that the Primary Servicer is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Primary Servicer shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

(35)                Section 4.02(c) is not incorporated herein.  The Primary Servicer shall deliver to the Master Servicer, no later than 3:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in a mutually agreeable format, the CREFC Loan Periodic Update File, providing the required information as of such Determination Date.  The Primary Servicer shall deliver to the Master Servicer by electronic transmission (in a mutually agreeable format) (a) not later than 3:00 p.m. New York City time on the first Business Day following each Determination Date, the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending in June of 2013, the certification on the Mortgage Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums, ground rents and accounts, required by and in the form of Exhibit E attached hereto.  The Primary Servicer shall deliver to the Master Servicer no later than 3:00 pm New York City time on the third Business Day of each month by electronic transmission in a mutually agreeable format, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto.  In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(11) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a mutually agreeable format, a report of the nature of such remittance in the form of Exhibit G attached hereto.

(36)                Section 4.02(d) and (f).  All reports, statements and files required by Section 4.02(d) shall be electronically delivered to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least three (3) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement.  The Primary Servicer shall deliver to the Master Servicer, no later than 3:00 p.m., New York City time on the Primary Servicer Reporting Date, by electronic transmission in the format mutually agreed upon by the Master Servicer and the Primary Servicer, the reports, statements and files required by Section 4.02(f).  The last paragraph of Section 4.02(f) of the Pooling and Servicing Agreement shall not be applicable to the Primary Servicer and shall not be incorporated herein.  The Primary Servicer in connection with the reports that it prepares in connection with Section 4.02(d) and (f) of the Pooling and Servicing Agreement will afford the Master Servicer reasonable cooperation by providing such information as the Master Servicer may reasonably request in connection with the Master Servicer’s responsibilities in Section 4.02(d) and (f) of the Pooling and Servicing Agreement.

(37)                Section 4.03 is not incorporated herein.  The Primary Servicer shall have no obligation to make P&I Advances.

(38)                Sections 11.01, 11.04, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12, 11.13 and 11.14.

The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the  Master Servicer any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer, the Certificate Administrator or Depositor to permit the Depositor to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article XI of the Pooling and Servicing Agreement, each to the extent such compliance pertains to the Primary Servicer, any Sub-Servicer retained by the Primary Servicer or the Mortgage Loans, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor, the Certificate Administrator or the Master Servicer in good faith to be necessary in order to effect such compliance.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Section 11.03 of the Pooling and Servicing Agreement regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder (to the extent such provisions would be applicable if such subservicer, subcontractor or agent were hired by the Master Servicer) and the Primary Servicer shall comply with such provisions.

With respect to any period that the Primary Servicer is a Servicing Function Participant, the Primary Servicer shall perform all obligations under Section 11.04 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant (including, without limitation, any obligation or duty the Master Servicer is required under Section 11.04 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer as a Servicing Function Participant shall be delivered to the Depositor and the Certificate Administrator (with a copy to the Master Servicer) within the time provided in Section 11.07 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer as a Servicing Function Participant shall be delivered to the Depositor and the Certificate Administrator (with a copy to the Master Servicer) within the time provided in Section 11.08 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 11.09 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties if required to be delivered to the Certifying Person pursuant to the next sentence, can reasonably rely) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Performance Certification (including any grace period).  If the Primary Servicer is a Servicing Function Participant, such Performance Certification shall also be provided to the

Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, such Performance Certification shall be delivered only to the Master Servicer.  In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 11.09 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 11.09 of the Pooling and Servicing Agreement.

Any Additional Form 8-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer as a Servicing Function Participant shall be delivered to the Depositor and the Certificate Administrator (with a copy to the Master Servicer) within the time provided in Section 11.10 of the Pooling and Servicing Agreement.

Promptly following its receipt of notice from the Certificate Administrator that it has filed a form to suspend reporting obligations with respect to the Trust as contemplated by Section 11.11 of the Pooling and Servicing Agreement, the Master Servicer shall provide such notice to the Primary Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 11.12 of the Pooling and Servicing Agreement to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Officer’s Certificate under Section 11.12 of the Pooling and Servicing Agreement  (including any grace period).  If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator and Depositor within the time provided in Section 11.12 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant) shall deliver the items required under Sections 11.13 and 11.14 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Section 11.13 and 11.14 of the Pooling and Servicing Agreement items  (including any grace period).  If the Primary Servicer is a Servicing Function Participant, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator and Depositor within the time provided in Sections 11.13 and 11.14 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Servicing Function Participant, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

The Primary Servicer shall indemnify and hold harmless the Master Servicer (including any of its partners, directors, officers, employees or agents) against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of the failure to perform its obligations to the Master Servicer, the Depositor or Certificate Administrator under this Section 3.01(c)(38) by the time required after giving effect to any applicable grace period or cure period.

If the Primary Servicer is a Servicing Function Participant, the Primary Servicer shall indemnify and hold harmless the Certification Parties from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement.

If the indemnification provided for in this Section 3.01(c)(38) is unavailable or insufficient to hold harmless any Certification Party or the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the Certification Party or the Master Servicer as a result of the losses, claims, damages or liabilities of the Certification Party or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Certification Party or the Master Servicer on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(38).

Section 3.02   Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be acceptable to the Master Servicer, which consent may not be unreasonably withheld, (iii) shall have assumed in writing the obligations of the Primary Servicer under this Agreement, and (iv) must not be a Prohibited Party.

Section 3.03   Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the members, managers, directors, officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the

Primary Servicer or any such person  against liability for any breach of representation or warranty made herein, or against any expense or liability specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms hereof, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties.  The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind conforming to the requirements of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder.  The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which, in its opinion may involve it in any ultimate expenses or liability; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom, to the extent the same are expenses, costs and liabilities of the Trust Fund pursuant to the Pooling and Servicing Agreement, shall be expenses, costs and liabilities of the Master Servicer and the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.  To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Primary Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability, claim, damages, penalty, fine, or expense, including reasonable legal fees and expenses incurred in connection with any actual or threatened legal action or claim relating to this Agreement, the Certificates or the Trust, other than any loss, liability or expense: (i) specifically required to be borne by the Primary Servicer, without right of reimbursement, pursuant to the terms hereof; (ii) incurred in connection with a legal action or claim against such party resulting from any breach of a representation or warranty made by the Primary Servicer herein, or (iii) incurred in connection with a legal action or claim against such party resulting from any willful misfeasance, bad faith or negligence in the performance of the Primary Servicer’s obligations or duties hereunder, or resulting from negligent disregard of such obligations or duties.  The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement.

For the purposes of indemnification of the Primary Servicer and limitation of liability, the Primary Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties hereunder if the Primary Servicer, fails to follow the terms of the Mortgage Loan Documents because the Master Servicer in its reasonably exercised judgment determines that following the terms of the Mortgage Loan Documents would or potentially would conflict with the REMIC Provisions of the Code and potentially would result in an Adverse REMIC Event.  If at any time the Primary Servicer thinks that following the terms of the Mortgage Loan Documents would or potentially would result in an Adverse REMIC Event, the Primary Servicer shall promptly notify the Master Servicer and the Master Servicer shall make the determination for purposes of this paragraph.

Section 3.04   Primary Servicer Resignation.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon thirty (30) days prior written notice to the Master Servicer and payment by the Primary Servicer of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing (or as otherwise agreed to between the Master Servicer and the Primary Servicer), or (b) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer pursuant to clause (b) shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05   No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of Section 3.05 of this Agreement, the Primary Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed; provided, however, that the Primary Servicer may transfer and assign this Agreement to an Affiliate of the Primary Servicer so long as the conditions described in clauses (i), (ii), (iv) and (v) of the second paragraph of Section 3.02 of this Agreement are satisfied in connection with such transfer and assignment.  Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Primary Servicer.

Section 3.06   Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages.  Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice.  Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01   Primary Servicer Termination Events.

In case one or more of the following events (each, a “Primary Servicer Termination Event”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)           any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account, any Servicing Account, or any Reserve Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

(b)           any failure on the part of the Primary Servicer to timely make available and certify to the Master Servicer the information called for on Exhibit E attached hereto as required by Section 3.01(c)(4), (7), (14) and (34) of this Agreement at any time required hereunder which failure remains unremedied for five (5) Business Days following the date on which written notice of such failure shall have been given to the Primary Servicer by the Master Servicer; or

(c)           the Primary Servicer shall fail three (3) times within any two (2) year period to timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer within one (1) Business Day following the date on which written notice of such failure shall have been given to the Primary Servicer by the Master Servicer; or

(d)           any failure on the part of the Primary Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Primary Servicer contained in this Agreement which continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that, with respect to any such failure that is not curable within such twenty-five (25)-day period, the Primary Servicer shall have an additional cure period of sixty (60) days to effect such cure so long as the Primary Servicer has commenced to cure such failure within the initial such twenty-

five (25)-day period and has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

(e)           any breach on the part of the Primary Servicer of any representation or warranty contained in Section 2.05 of the Pooling and Servicing Agreement as incorporated herein which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that if such representation or warranty is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, such thirty (30) day period shall be extended for an additional sixty (60) days; or

(f)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(g)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(h)           the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(i)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(j)           KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Rated Certificates, or (B) placed one or more Classes of Rated Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by KBRA within sixty (60) days of such actual knowledge by the Primary Servicer), and, in case of either of clause (A) or (B), citing servicing concerns with the Primary Servicer as the sole or a material factor in such rating action; or

(k)           the Primary Servicer ceases to have a primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within thirty (30) days; or

(l)           both (a) the Master Servicer or the Primary Servicer receives written notice from Fitch (which, if received by the Master Servicer, the Master Servicer shall promptly forward to the Primary Servicer) that the continuation of the Primary Servicer in such capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Rated

Certificates and citing servicing concerns with the Primary Servicer as the sole or a material factor in such rating action and (b) such notice is not withdrawn, terminated or rescinded within sixty (60) days following the Primary Servicer’s receipt of such notice; or

(m)          the Primary Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and the Primary Servicer is not reinstated to such status on such list within sixty (60) days; or

(n)           any other event caused by the Primary Servicer which creates a Servicer Termination Event with respect to the Master Servicer under the Pooling and Servicing Agreement; or

(o)           any failure by the Primary Servicer to deliver any Exchange Act reporting items required to be delivered by the Primary Servicer to the Certificate Administrator or the Master Servicer hereunder or under Article XI of the Pooling and Servicing Agreement by the time required hereunder or under Article XI of the Pooling and Servicing Agreement after any applicable grace periods; or

(p)           the failure of the Primary Servicer to comply with any of the requirements under Article XI of the Pooling and Servicing Agreement applicable to the Primary Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the Pooling and Servicing Agreement.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer or, in the case of a Primary Servicer Termination Event described in 4.01(o) or 4.01(p), the Depositor, may terminate, by notice in writing to the Primary Servicer and, in the case of a termination by the Depositor, to the Master Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within three (3) Business Days to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, any Servicing Account, any REO Account and any Reserve Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

If any event has occurred which, with the giving of notice and/or the passage of time, would constitute a Primary Servicer Termination Event under Section 4.01(j), (k), (l) or (m) of this Agreement, so long as no other Primary Servicer Termination Event has occurred, then the Primary Servicer may, subject to the terms of Section 3.05 of this Agreement, sell its Primary Servicing Rights prior to the time at which such event (due to the giving of notice and/or the passage of time) constitutes a Primary Servicer Termination Event.

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Reimbursement Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02   Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03   Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01   Termination.

(a)           Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans; or (v) upon termination of the Pooling and Servicing Agreement.

(b)           As required by Section 11.03 of the Pooling and Servicing Agreement, if the Primary Servicer is a Servicing Function Participant or a “servicer” within the meaning of Item 1101 of Regulation AB that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then for so long as the Trust is subject to the reporting requirements of the Exchange Act, (a) the Depositor may terminate this Agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the Primary Servicer to deliver any Exchange Act reporting items that the Primary Servicer is required to deliver under Regulation AB and (b) the Primary Servicer shall promptly notify the Depositor and the Master Servicer following any failure of the Primary Servicer to any deliver any Exchange Act reporting items that the Primary Servicer is required to deliver under Regulation AB.

Section 5.02   Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans, as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03    Reserved.

Section 5.04    Termination of Duties with Respect to Specially Serviced Mortgage Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Mortgage Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement.  The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Mortgage Loans to the extent set forth in Section 3.01 of this Agreement and continue to be entitled to the Primary Servicing Fee to the extent provided in

Section 3.01(c)(20) of this Agreement.  If a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan, the Primary Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01   Successor to the Primary Servicer.

Concurrently with the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02   Financial Statements.

The Primary Servicer shall, upon the written request of the Master Servicer, make available the most recent publicly available consolidated financial statements of its parent company, Prudential Mortgage Capital Company, LLC, and other records relevant to the performance of the Primary Servicer’s obligations hereunder.

Section 6.03   Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by electronic mail or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04   Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(1)               this Agreement executed by the Primary Servicer;

(2)                an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)                the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(6), (9) and (10) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)                this Agreement executed by the Master Servicer; and

(2)               the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)                the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05   Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Reference: WFRBS 2013-C12

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW-30
Charlotte, North Carolina 28288-0630
Reference: Commercial Mortgage Servicing Legal Support, WFRBS 2013-C12
Mortgage Trust

(ii)	if to the Primary Servicer:

Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: President
Fax No. 214-721-6087

with a copy to:

Prudential Asset Resources, Inc
Legal Department
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Chief Legal Officer
Fax No. 214-721-6087

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06   Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07    Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 6.08   Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 6.09   Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so (a) in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies, (b) in accordance with this Agreement, (c) when required by any law, regulation, ordinance, court order or subpoena or (d) in disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as the Primary Servicer does not identify the Certificateholders, the Borrowers or the Mortgaged Properties.

Section 6.10   Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11   Third Party Beneficiary.

The Depositor and the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Trustee, the Trust Fund, any successor Master Servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom.

Section 6.12   Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, by reason of Servicer Termination Event), any successor to the Master Servicer under Pooling and Servicing Agreement (including the Trustee if the Trustee has become such successor pursuant to Section 7.02 of the Pooling and Servicing Agreement) may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement.

Section 6.13   Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14   Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15   General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16   Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17   Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18   Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Vice President

PRUDENTIAL ASSET RESOURCES, INC.

By:	/s/ Amy McCormick
Name: Amy McCormick
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Primary Servicing Fee%

16	Gander Mountain	$15,250,000	0.05000%
21	Independence Park	$11,500,000	0.05000%
29	Travis Park Retail & Garage	$9,984,987	0.05000%
32	Autumnwood Apartments	$9,484,957	0.05000%
40	North Towne Plaza	$8,800,000	0.05000%
42	Woodlands Plaza	$7,799,937	0.10000%
43	1200 Lincoln Street	$7,750,000	0.05000%
46	Cache Meadows Industrial	$7,175,000	0.05000%
53	Mainland Crossing	$5,491,541	0.05000%
56	Klee Plaza	$5,392,240	0.05000%
60	High Meadow Office	$4,582,854	0.10000%

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

I, __________________, hereby certify that I am the duly elected of [Primary Servicer], a corporation organized under the laws of the State of (the “Primary Servicer”) and further as follows:

(i)            Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of incorporation of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(ii)           Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Primary Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(iii)           Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued within 30 days of the closing date, and no event has occurred since the date thereof which would impair such standing.

(iv)           Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Primary Servicer authorizing the Primary Servicer to execute and deliver the Primary Servicing Agreement, dated as of ___________, 200__ (the “Primary Servicing Agreement”), by and between the Primary Servicer and Wells Fargo Bank, National Association and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since________________.

(v)           Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

(vi)           Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

(vii)           There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

(viii)         Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix)           The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:	By
Name:
[Seal]	Title: [Vice] President

I, __________________, an [Assistant] Secretary of [Primary Servicer], hereby certify that _________________________ is the duly elected, qualified and acting [Vice] President of the Primary Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By
Name:
[Seal]	Title: [Vice] President

EXHIBIT 5

to
Primary Servicer’s Officer’s Certificate

Name	Title	Signature

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE: WFRBS Series 2013 C12

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending , except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.

With respect to each transaction serviced by us for Wells Fargo Bank, National Association, as of ________________ (Determination Date), all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by [Primary Servicer’s] management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Primary Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF

COLLECTION REPORT

Series _____

Month of ____________

Master Services Loan #	Subservicers Scheduled Loan #	Due Date	Mtg Rate	Net Mtg Rate	Scheduled Beginning Balance	Schedule P&I Amount	Scheduled Principal Payment	Scheduled Interest Payment	Scheduled Service Fee	Curtailed Prepayment	Curtailed Prepayment Date	Prepayment Interest Excess/Short	Other Principal Adjustment	Actual Principal Payment	Actual Net Interest Payment	Actual Service Fees	Late Charges	Assumption Fees	Additional Fees	Payment Loan Status	Distribution Amount	Scheduled Ending Balance	Actual Loan Bal As of Distribution Date	Next Payment Due	Total Reserve Bal As Of Prior Month End	Date of Maturity

Totals					0.00	0.00	0.00	0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00	0.00		0.00

Loan Status	A - payment not received but still in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
Prepared By	7 - in foreclosure
Approved By	9 - REO
10 - DPO
11 - Modification

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

Re:           WFRBS Series 2013 C12

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s), except as otherwise noted below.

Exceptions:

Servicing Officer	Date

H-1

EXHIBIT I

Leasing Consent
(Borrower, LLC)

Prudential Loan Number:
Borrower Name:
Property Name:
Property Address:

Master Servicer:
Special Servicer:

Prepared By:
Date:

Loan Summary
Original Balance:	Next Payment Date:
Current Balance:	Monthly P & I:
Current Int. Rate:	Outstanding Late Fees:
Interest Type:	Cash Management:
Funding Date:	Cross-Collateralized:
Maturity Date:	Cross-Defaulted:
ARD Date:	Lien Position:
Watchlist:	Insurance Balance:
Watchlist Reason:	Insurance Constant:
Tax Balance:	Insurance Status:
Tax Constant:	Tax Status:

Property Summary
Property Name:	Gross Rentable Sq. Ft.:
Property Address:	Net Rentable Sq.Ft.:
City, State Zip:	Land Size:
Property Type:	Number of Buildings:
Year Built:	Number of Units:
Year Renovated:	Inspection Date:
DSCR Date:	Inspection Condition
DSCR NOI:	Occupancy Date:
DSCR NCF:	Occupancy %:

Lease Summary
Tenant Name	Initial Term
Proposed Square Footage	Initial Rental Rate PSF
% of NRSF
Comments

Risk Profile
Hazardous Materials / Environmental Indemnities	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Landlord Construction / Tenant Improvement Obligations	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Rights to Purchase (Purchase Options)	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Assignment / Subletting	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Co-tenancy / Go Dark Provisions	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Rights to Terminate (Early Termination Options)	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Delivery of Subordination and Non-disturbance Agreements	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Rent Concessions	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”
Other	Insert 2 or 3 sentences here if applicable. If null, default to “No Identified Material Risk”

Document Provisions

Loan Provision
Pool Name
PSA Provision

Recommendation

Delegation of Authority

Approver Level Limits
President	All
Vice President	All
Level 1	All
Level 2	All
Level 3	All
Level 4	All